Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State/Country of Formation
Alabama & Gulf Coast Railway LLC	Delaware
Allegheny & Eastern Railroad, LLC	Delaware
AN Railway, L.L.C.	Florida
ARG Sell Down Holdings Pty. Limited	Australia
ARG Sell Down No1 Pty. Limited	Australia
ARG Sell Down No2 Pty. Limited	Australia
Arizona & California Railroad Company	Delaware
Arizona Eastern Railway Company	Arizona
Arkansas Louisiana & Mississippi Railroad Company	Delaware
Arkansas Midland Railroad Company, Inc.	Delaware
Atlantic and Western Railway, Limited Partnership	North Carolina
Atlantic Western Transportation, Inc.	Georgia
Atlas Railroad Construction, LLC	Florida
Autoliner Ltd	England and Wales
Bauxite & Northern Railway Company	Arkansas
Belgium Rail Feeding BVBA	Belgium
Buffalo & Pittsburgh Railroad, Inc.	Delaware
CAGY Industries, Inc.	Delaware
California Northern Railroad Company	Delaware
Cape Breton & Central Nova Scotia Railway Limited	Nova Scotia
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
Central Railroad Company of Indianapolis	Indiana
Chattahoochee Bay Railroad, Inc.	Delaware
Chattahoochee Industrial Railroad	Georgia
Chattooga & Chickamauga Railway Co.	Mississippi
Clinton Properties, Inc.	Rhode Island
Columbus & Chattahoochee Railroad, Inc.	Delaware
Columbus and Greenville Railway Company	Mississippi
Commonwealth Railway, Incorporated	Virginia
Conecuh Valley Railway, L.L.C.	Alabama
Connecticut Southern Railroad, Inc.	Delaware
Corpus Christi Terminal Railroad, Inc.	Delaware
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Delphos Terminal Company, Inc.	Delaware
East Tennessee Railway, L.P.	Tennessee
Eastern Alabama Railway, LLC	Alabama
Emons Industries, Inc.	New York
Emons Railroad Group, Inc.	Delaware
Emons Transportation Group, Inc.	Delaware
Evansville Belt Line Railroad, Inc.	Indiana
First Coast Railroad Inc.	Delaware
FLA Coal Services Pty Ltd	Australia
Fordyce and Princeton R.R. Co.	Arkansas
Freightliner Acquisitions Ltd	England and Wales
Freightliner Australia Coal Haulage Pty Ltd	Australia

Freightliner Australia Pty Ltd	Australia
Freightliner DE GmbH	Germany
Freightliner Group Ltd	England and Wales
Freightliner Heavy Haul Ltd	England and Wales
Freightliner Ltd	England and Wales
Freightliner Maintenance Europe Sp. z o. o.	Poland
Freightliner Maintenance Ltd	England and Wales
Freightliner Middle East Ltd	England and Wales
Freightliner PL Sp. z o. o.	Poland
Freightliner Railports Limited	England and Wales
Freightliner Scotland Ltd	Scotland
Freightliners Ltd	England and Wales
G&W Agave Holdings (MI) Inc.	Marshall Islands
G&W Agave Holdings Inc.	Delaware
G&W Australia Holdings LP	Australia
G&W Canada Services Passagers Inc.	Québec
Galveston Railroad, L.P.	Texas
Genesee & Wyoming Australia Eastern Pty Ltd	Australia
Genesee & Wyoming Australia Pty Ltd	Australia
Genesee & Wyoming C.V.	The Netherlands
Genesee & Wyoming Canada Inc.	Canada
Genesee & Wyoming Oman Limited	England and Wales
Genesee & Wyoming Railroad Services, Inc.	Delaware
Genesee and Wyoming Railroad Company	New York
Georgia Central Railway, L.P.	Georgia
Georgia Southwestern Railroad, Inc.	Delaware
Goderich-Exeter Railway Company Limited	Ontario
Golden Isles Terminal Railroad, Inc.	Delaware
GRail (NSW) Pty Limited	Australia
Granite State Transloading Inc.	Delaware
GW CM Holdings Inc.	Delaware
GWA (North) Pty Ltd	Australia
GWA Holdings Pty. Limited	Australia
GWA Northern Pty Ltd	Australia
GWA Operations North Pty Limited	Australia
GWI Acquisitions Pty Ltd	Australia
GWI Canada, Inc.	Delaware
GWI Holding B.V.	The Netherlands
GWI Holdings No.2 Pty Ltd	Australia
GWI Holdings Pty Ltd	Australia
GWI International B.V.	The Netherlands
GWI International LLC	Delaware
GWI International Pty Ltd	Australia
GWI Leasing Corporation	Delaware
GWI Rail Management Corporation	Delaware
GWI UK Acquisition Company Limited	England and Wales
GWI UK Holding Limited	England and Wales
Heart of Georgia Railroad, Inc.	Georgia
Hilton & Albany Railroad, Inc.	Delaware
Huron and Eastern Railway Company, Inc.	Michigan

Huron Central Railway Inc.	Ontario
Illinois & Midland Railroad, Inc.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, LLC	Delaware
Kérail Inc.	Québec
Kiamichi Railroad Company L.L.C.	Delaware
Knob Lake & Timmins Railway Company Inc.	Canada
Koleje Wschodnie Sp. z o. o.	Poland
KWT Railway, Inc.	Tennessee
Kyle Railroad Company	Kansas
Kyle Railways, LLC	Delaware
Little Rock & Western Railway, L.P.	Arkansas
Logico Freight Ltd	England and Wales
Logico Transport Ltd	England and Wales
Louisiana & Delta Railroad, Inc.	Delaware
Luxapalila Valley Railroad, Inc.	Mississippi
Maine Intermodal Transportation, Inc.	Delaware
Management Consortium Bid Ltd	England and Wales
Marquette Rail, LLC	Delaware
Maryland and Pennsylvania Railroad, LLC	Delaware
Maryland Midland Railway, Inc.	Maryland
Meridian & Bigbee Railroad, L.L.C.	Alabama
Mid-Michigan Railroad, Inc.	Michigan
Mirabel Railway Inc.	Québec
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas
New England Central Railroad, Inc.	Delaware
New StatesRail Holdings, LLC	Delaware
North Carolina & Virginia Railroad Company, LLC	Virginia
Ohio and Pennsylvania Railroad Company	Ohio
Ohio Central Railroad, Inc.	Ohio
Ohio Southern Railroad, Inc.	Ohio
Olympia & Belmore Railroad, Inc.	Delaware
Otter Tail Valley Railroad Company, Inc.	Minnesota
Palm Beach Rail Holding, Inc.	Delaware
Pawnee Transloading Company, Inc.	Delaware
Pentalver Transport Limited	England
Pentalver Cannock Limited	England
Phoenix Logistics Ltd.	Ohio
Pittsburg & Shawmut Railroad, LLC	Delaware
Point Comfort & Northern Railway Company	Texas
Portland & Western Railroad, Inc.	New York
Providence and Worcester Railroad Company	Rhode Island
Puget Sound & Pacific Railroad	Delaware
Québec Gatineau Railway Inc.	Québec
Rail Feeding Solutions B.V.	The Netherlands
Rail Link, Inc.	Virginia
Rail Partners, L.P.	Delaware
Rail Services Europe Sp. z o. o.	Poland
Rail Switching Services, LLC	Delaware
Rail Transportation Solutions Inc.	Delaware

RailAmerica Contract Switching Services, Inc.	Delaware
RailAmerica Equipment Corp.	Delaware
RailAmerica Holding Services, Inc.	Delaware
RailAmerica Operations Shared Services, Inc.	Delaware
RailAmerica Operations Support Group, Inc.	Delaware
RailAmerica Transportation Corp.	Delaware
RailAmerica, Inc.	Delaware
Railcare Inc.	Ontario
RaiLink Acquisition, Inc.	Delaware
RaiLink Canada Ltd.	Canada
RailInvest Acquisitions Ltd	England and Wales
RailInvest Holding Company Ltd	England and Wales
Railroad Distribution Services, Inc.	Arkansas
Railroad Engineering Services LLC	Delaware
Railroad Maintenance Services LLC	Delaware
RailTex Canada, Inc.	Ontario
RailTex, Inc.	Texas
Rapid City, Pierre & Eastern Railroad, Inc.	Delaware
Riceboro Southern Railway, LLC	Georgia
Rochester & Southern Railroad, Inc.	New York
Rochester Switching Services Inc.	New York
Rockdale, Sandow & Southern Railroad Company	Texas
Rotterdam Rail Feeding B.V.	The Netherlands
RP Acquisition Company One	Delaware
RP Acquisition Company Two	Delaware
S A Rail Pty Limited	Australia
Salt Lake City Southern Railroad Company, Inc.	Delaware
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
San Pedro Trails, Inc.	Arizona
Savannah Port Terminal Railroad, Inc.	Delaware
Services Ferroviaires de l'Estuaire Inc.	Canada
Services Passagers Ferroviaires du Grand Montréal Inc.	Québec
South Buffalo Railway Company	New York
South Carolina Central Railroad Company, LLC	South Carolina
St. Lawrence & Atlantic Railroad (Québec) Inc.	Québec
St. Lawrence & Atlantic Railroad Company	Delaware
Summit View, Inc.	Ohio
Talleyrand Terminal Railroad Company, Inc.	Virginia
Tazewell & Peoria Railroad, Inc.	Delaware
The Aliquippa & Ohio River Railroad Co.	Ohio
The Bay Line Railroad, L.L.C.	Alabama
The Central Railroad Company of Indiana	Indiana
The Columbus & Ohio River Rail Road Company	Ohio
The Dansville and Mount Morris Railroad Company	New York
The Mahoning Valley Railway Company	Ohio
The Massena Terminal Railroad Company	New York
The Pittsburgh & Ohio Central Railroad Company	Ohio
The Prescott and Northwestern Railroad Company	Arkansas
The Warren & Trumbull Railroad Company	Ohio

The Youngstown Belt Railroad Company	Ohio
Three Notch Railway, L.L.C.	Alabama
Toledo, Peoria & Western Railway Corp.	Delaware
Tomahawk Railway, Limited Partnership	Wisconsin
Transrail Holdings, LLC	Delaware
Transrail North America, LLC	Delaware
Trois-Rivieres Trailers, Inc./Remorque Trois-Rivieres Inc.	Québec
UK Bulk Handling Services Ltd	England and Wales
Utah Railway Company	Utah
Valdosta Railway, L.P.	Georgia
Ventura County Railroad Company	Delaware
Viper Line Pty Limited	Australia
Warren & Saline River Railroad Company	Arkansas
Wellsboro & Corning Railroad, LLC	Delaware
Western Kentucky Railway, L.L.C.	Kentucky
Western Labrador Rail Services Inc.	Newfoundland
Western Labrador Railway (2013) Inc.	Newfoundland
Willamette & Pacific Railroad, Inc.	New York
Wilmington Terminal Railroad, Limited Partnership	North Carolina
Wiregrass Central Railway, L.L.C.	Alabama
York Rail Logistics, Inc.	Delaware
York Railway Company	Delaware
Yorkrail, LLC	Delaware
Youngstown & Austintown Railroad, Inc.	Ohio

The preceding list may omit the names of certain subsidiaries that, as of December 31, 2018, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.